Earnings Release and Supplemental Information

SECURE, RELIABLE, HIGH-PERFORMANCE DATA CENTER SOLUTIONS
®2017 CoreSite Realty Corporation, All Rights Reserved

Quarter Ended June 30, 2017

2

CoreSite Reports Second-Quarter 2017 Financial Results Reflecting Revenue Growth of 23% Year over Year

DENVER, CO – July 27, 2017

CoreSite Realty Corporation (NYSE:COR), a premier provider of secure, reliable, high-performance data center and interconnection solutions across the U.S., today announced financial results for the second quarter ended June 30, 2017.

Quarterly Highlights

•	Reported second-quarter total operating revenues of $117.9 million, representing a 22.7% increase year over year
•	Reported second-quarter net income per diluted share of $0.46, representing 24.3% growth year over year
•	Reported second-quarter funds from operations (“FFO”) of $1.10 per diluted share and unit, representing 23.6% growth year over year
•	Executed 119 new and expansion data center leases comprising 51,568 net rentable square feet (NRSF), representing $11.9 million of annualized GAAP rent at an average rate of $208 per square foot
•	Commenced 25,712 NRSF of new and expansion leases representing $6.6 million of annualized GAAP rent at an average rate of $256 per square foot
•

Realized rent growth on signed renewals of 2.6% on a cash basis and 6.5% on a GAAP basis and recorded rental churn of 2.6% in the second quarter, 65% of which related to the end of lease payments from CoreSite’s original full-building customer in its SV3 facility.

“During the second quarter, we again achieved strong financial results, highlighted by year-over-year revenue growth of 23%, adjusted EBITDA growth of 27% and FFO per share growth of 24%,” said Paul Szurek, CoreSite’s Chief Executive Officer. “Our nearly $12 million in annualized GAAP rent signed in new and expansion sales includes a significant expansion with a Fortune 500 customer in the Los Angeles market and several other key deployments. Our leasing activity demonstrates continuing strong demand for larger scale, higher-density, data-intensive deployments seeking campus interconnection to large and diverse carrier-neutral interconnection nodes. We believe these deployments are building blocks for increasing attractiveness to enterprise and network customers.”

Financial Results

CoreSite reported net income attributable to common shares of $15.6 million, or $0.46 per diluted share, for the three months ended June 30, 2017, compared to $12.0 million, or $0.37 per diluted share for the three months ended June 30, 2016, an increase of 24.3% on a per-share basis. On a sequential-quarter basis, net income attributable to common shares decreased 4.2%, reflecting primarily the financings executed in April 2017, which increased CoreSite’s weighted average interest rate to 3.31% from 3.00% in the first quarter, the aforementioned end of lease payments for a prior customer at SV3, and an acceleration of increased seasonal power costs.

CoreSite reported FFO per diluted share and unit of $1.10 for the three months ended June 30, 2017, an increase of 23.6% compared to $0.89 per diluted share and unit for the three months ended June 30, 2016. On a sequential-quarter basis, FFO per diluted share and unit decreased 2.7%, again reflecting the financing transactions executed in April and the acceleration of increased seasonal power costs mentioned above.

Total operating revenues for the three months ended June 30, 2017, were $117.9 million, a 22.7% increase year over year and an increase of 2.6% on a sequential-quarter basis.

Quarter Ended June 30, 2017

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Quarter Ended June 30, 2017

Sales Activity

CoreSite executed 119 new and expansion data center leases representing $11.9 million of annualized GAAP rent during the second quarter, comprised of 51,568 NRSF at a weighted-average GAAP rental rate of $208 per NRSF. Second-quarter annualized GAAP rent includes contractual payments related to reserved dedicated expansion space, which is excluded from the GAAP annualized rent per leased NRSF rate.

CoreSite’s second-quarter data center lease commencements totaled 25,712 NRSF at a weighted average GAAP rental rate of $256 per NRSF, which represents $6.6 million of annualized GAAP rent.

CoreSite’s renewal leases signed in the second quarter totaled $12.9 million in annualized GAAP rent, comprised of 83,097 NRSF at a weighted-average GAAP rental rate of $156 per NRSF, reflecting a 2.6% increase in rent on a cash basis and a 6.5% increase on a GAAP basis. The second-quarter rental churn rate was 2.6%, which includes 170 basis points of churn related to CoreSite’s original full-building customer at SV3, as previously disclosed.

Development and Acquisition Activity

As of June 30, 2017, CoreSite had a total of 161,846 square feet of turn-key data center capacity under construction and had spent $31.3 million of the estimated $121.9 million required to complete the projects, which consisted of the following.

Reston – CoreSite had 24,922 square feet of turn-key data center capacity under construction at VA3 (Phase 1A). As of June 30, 2017, CoreSite had incurred $5.9 million of the estimated $22.3 million required to complete this phase of the project, and expects to complete development in the fourth quarter of 2017. During the second quarter, CoreSite also had 3,087 square feet of turn-key data center capacity under construction at VA1. CoreSite expects to spend $1.7 million to complete this expansion and expects to complete construction in the third quarter of 2017. In the third quarter of 2017, CoreSite expects to begin construction of a 58,000 square foot turn-key data center building, and a related infrastructure building to serve the entire VA3 campus, which collectively are expected to cost $85 million and be completed in mid-2018.

Washington D.C. – CoreSite had 24,563 square feet of turn-key data center capacity under construction at DC2. As of the end of the second quarter, CoreSite had spent $1.8 million of the estimated $17.4 million required to complete the project, and expects to complete development in the first quarter of 2018.

Boston – CoreSite had 13,735 square feet of turn-key data center capacity under construction at BO1. As of June 30, 2017, CoreSite had incurred $2.6 million of the estimated $7.8 million required to complete this expansion and expects to complete construction in the fourth quarter of 2017.

Denver – CoreSite had 8,276 square feet of turn-key data center capacity under construction at DE1, which capacity was 35.2% pre-leased. As of June 30, 2017, CoreSite had incurred $9.5 million of the estimated $12.5 million required to complete this expansion and expects to complete construction in the third quarter of 2017.

Los Angeles – CoreSite had 47,338 square feet of turn-key data center capacity under construction at LA2, which capacity was 62.3% pre-leased. As of June 30, 2017, CoreSite had incurred $11.3 million of the estimated $45.2 million required to complete the expansion and expects to complete construction in the first quarter of 2018. In addition, CoreSite commenced construction on an incremental 39,925 square feet of turn-key data center capacity at LA2, and expects to spend $15.0 million to complete this expansion in the first quarter of 2018.

Quarter Ended June 30, 2017

4

Quarter Ended June 30, 2017

Balance Sheet and Liquidity

As of June 30, 2017, CoreSite had net principal debt outstanding of $752.7 million, correlating to 2.9 times second-quarter annualized adjusted EBITDA, and net principal debt and preferred stock outstanding of $867.7 million, correlating to 3.3 times second-quarter annualized adjusted EBITDA.

As of the end of the second quarter, CoreSite had $367.9 million of total liquidity consisting of available cash and capacity on its revolving credit facility.

Dividend

On May 30, 2017, CoreSite announced a $0.10, or 12.5%, increase in its quarterly dividend to $0.90 per share of common stock and common stock equivalents for the second quarter of 2017. The increased dividend reflects an annualized dividend rate of $3.60 per share, compared to the prior annualized dividend rate of $3.20 per share. The second-quarter dividend was paid on July 17, 2017, to shareholders of record on June 30, 2017.

CoreSite also announced on May 30, 2017, a dividend of $0.4531 per share of Series A preferred stock for the period April 15, 2017, to July 14, 2017. The preferred dividend was paid on July 17, 2017, to shareholders of record on June 30, 2017.

2017 Guidance

CoreSite is increasing its 2017 guidance of net income attributable to common shares to a range of $1.78 to $1.86 per diluted share from the previous range of $1.73 to $1.83 per diluted share. In addition, CoreSite is increasing its guidance of FFO per diluted share and unit to a range of $4.39 to $4.47 from the previous range of $4.35 to $4.45, with the difference between net income and FFO being real estate depreciation and amortization.

This outlook is based on current economic conditions, internal assumptions about CoreSite’s customer base, and the supply and demand dynamics of the markets in which CoreSite operates. The guidance does not include the impact of any future financing, investment or disposition activities, beyond what has already been disclosed.

Upcoming Conferences and Events

CoreSite will participate in the Cowen and Company Communications Infrastructure Summit on August 8th in Boulder, Colorado; the Oppenheimer 20th Annual Technology, Internet & Communications Conference on August 8th in Boston, Massachusetts; and the Bank of America Merrill Lynch 2017 Global Real Estate Conference on September 12th in New York, New York.

Quarter Ended June 30, 2017

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Quarter Ended June 30, 2017

Conference Call Details

CoreSite will host a conference call on July 27, 2017, at 12:00 p.m., Eastern Time (10:00 a.m., Mountain Time), to discuss its financial results, current business trends and market conditions.

The call will be accessible by dialing +1-877-407-3982 (domestic) or +1-201-493-6780 (international). A replay will be available until May 11, 2017, and can be accessed shortly after the call by dialing + 1-844-512-2921 (domestic) or + 1-412-317-6671 (international). The passcode for the replay is 13664432.

Interested parties may also listen to a simultaneous webcast of the conference call by logging on to CoreSite’s website at www.CoreSite.com and clicking on the “Investors” link. The on-line replay will be available for a limited time beginning immediately following the call.

About CoreSite

CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-performance data center and interconnection solutions to a growing customer ecosystem across eight key North American markets. More than 1,200 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 430+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com.

CoreSite Contact

Greer Aviv

Vice President of Investor Relations and Corporate Communications

+1 303.405.1012

+1 303.222.7276
Greer.Aviv@CoreSite.com

Quarter Ended June 30, 2017

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Quarter Ended June 30, 2017

Forward Looking Statements

This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition; the company’s failure to obtain necessary outside financing; the company’s ability to service existing debt; the company’s failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the company from time to time with the Securities and Exchange Commission.

Quarter Ended June 30, 2017

7

Company Profile

CoreSite delivers secure, reliable, high-performance data center and interconnection solutions to a growing customer ecosystem at 20 operating data centers across eight key North American Markets

SILICON VALLEY
SV1 SV4 SV7
SV2 SV5
SV3 SV6
LOS ANGELES
LA1 LA2
DENVER
HQ DE1 DE2
CHICAGO
CH1
BOSTON
BO1
NEW YORK
NY1 NY2
N VIRGINIA/DC
VA1 DC1 RE*
VA2 DC2*
MIAMI
MI1

***DC2 – Under construction**

***Reston Campus Expansion (RE) – Under construction**

Secure, Reliable and Compliant		Scalable
•	100% uptime Service Level Agreement guarantees our reliability commitment to customer applications	•	Serving customer requirements from half cabinet to full buildings
•	Physical security standards and rigorous internal security training enable compliance with regulatory requirements	•	20 operating data centers in eight of the largest commercial and data center markets in the United States
•	Consistent compliance across all properties	•

Ability to increase occupied data center footprint on land and buildings currently owned, including current space unoccupied, under construction and held for development by approximately 1.3 million NRSF, or 64% of currently occupied space

• SOC 1 & SOC 2 Type 2 reviews
• ISO 27001 certified
• Payment Card Industry Data Security Standard compliant
• HIPAA validation
High-Performance		Best-in-Class Customer Experience

•	Cloud-enabled, network-rich data center buildings and campuses	•	430+ professionals with dedicated industry expertise supporting over 1,200 customers
•	Over 375 network service providers supported by robust interconnection services to key public clouds	•	Experienced and committed operations, facilities and security personnel
•	20,000+ interconnections	•	24/7 customer support and remote hands
•	Enabling enterprises with support ecosystems	•	Dedicated implementation resources to ensure a seamless onboarding process

Quarter Ended June 30, 2017

8

Summary of Financial Data

(in thousands, except per share, NRSF and MRR data)

	Three Months Ended				Six Months Ended
	June 30,	March 31,	June 30,	Growth %	June 30,	June 30,	Growth %
Summary of Results	2017	2017	2016	Y/Y	2017	2016	Y/Y
Operating revenues	$117,886	$114,921	$96,090	22.7%	$232,807	$188,570	23.5%
Net income	24,135	25,060	19,835	21.7	49,195	39,441	24.7
Net income attributable to common shares	15,643	16,292	12,035	30.0	31,935	23,296	37.1
Funds from operations (FFO) to shares and units	52,929	54,005	42,614	24.2	106,934	83,521	28.0
Adjusted funds from operations (AFFO)	43,505	48,294	40,299	8.0	91,799	75,880	21.0
EBITDA	62,289	62,602	48,785	27.7	124,891	95,176	31.2
Adjusted EBITDA	64,797	64,404	51,122	26.7	129,201	99,609	29.7
Per share - diluted:
Net income attributable to common shares	$0.46	$0.48	$0.37	24.3%	$0.94	$0.74	27.0%
FFO per common share and OP unit	$1.10	$1.13	$0.89	23.6%	$2.23	$1.75	27.4%

	As of
	June 30, 2017		March 31, 2017		December 31, 2016		September 30, 2016		June 30, 2016

Dividend Activity
Dividends declared per share and OP unit	$0.90		$0.80		$0.80		$0.53		$0.53
FFO payout ratio	81.6%		70.6%		75.9%		59.2%		59.4%
AFFO payout ratio(1)	99.3%		79.0%		94.6%		63.0%		62.8%

Operating Portfolio Statistics
Operating data center properties	20		20		20		18		18
Stabilized data center NRSF	2,025,594		1,987,231		1,985,592		1,786,638		1,775,007
Stabilized data center NRSF occupied	1,900,699		1,881,908		1,876,384		1,674,157		1,633,450
Stabilized data center % occupied	93.8%		94.7%		94.5%		93.7%		92.0%

Turn-Key Data Center ("TKD") Same-Store Statistics
MRR per Cabinet Equivalent	$1,470		$1,439		$1,432		$1,417		$1,385
TKD NRSF % occupied	91.1%		90.9%		90.8%		90.5%		87.9%

Market Capitalization, Principal Debt & Preferred Stock
Total enterprise value	$5,866,955		$5,164,449		$4,598,768		$4,244,766		$4,852,439
Total principal debt outstanding	775,000		723,000		694,000		594,750		500,000
Total principal debt and preferred stock outstanding	890,000		838,000		809,000		709,750		615,000

Net Principal Debt to:
Annualized Adjusted EBITDA	2.9	x	2.8	x	2.8	x	2.8	x	2.4	x
Enterprise Value	12.8%		14.0%		15.0%		13.9%		10.3%

Net Principal Debt & Preferred Stock to:
Annualized Adjusted EBITDA	3.3	x	3.2	x	3.3	x	3.4	x	3.0	x
Enterprise Value	14.8%		16.2%		17.5%		16.6%		12.6%

(1)  The AFFO payout ratio as of June 30, 2017, includes $3.0 million of recurring capital expenditures associated with replacing our chiller plant at LA2 that we expect to generate a significant return on investment. Excluding this amount results in an AFFO payout ratio of 92.9%.

(1

Quarter Ended June 30, 2017

9

Consolidated Balance Sheets

(in thousands)

	June 30, 2017	December 31, 2016
Assets:
Investments in real estate:
Land	$97,258	$100,258
Buildings and improvements	1,484,740	1,472,580
	1,581,998	1,572,838
Less: Accumulated depreciation and amortization	(420,768)	(369,303)
Net investment in operating properties	1,161,230	1,203,535
Construction in progress	128,423	70,738
Net investments in real estate	1,289,653	1,274,273
Cash and cash equivalents	22,334	4,429
Accounts and other receivables, net	21,558	25,125
Lease intangibles, net	7,664	9,913
Goodwill	40,646	41,191
Other assets, net	103,653	96,372
Total assets	$1,485,508	$1,451,303

Liabilities and equity:
Liabilities
Debt, net	$769,503	$690,450
Accounts payable and accrued expenses	49,718	72,519
Accrued dividends and distributions	46,180	41,849
Deferred rent payable	9,405	7,694
Acquired below-market lease contracts, net	3,879	4,292
Unearned revenue, prepaid rent and other liabilities	36,380	37,413
Total liabilities	915,065	854,217

Stockholders' equity
Series A cumulative preferred stock	115,000	115,000
Common stock, par value $0.01	338	334
Additional paid-in capital	447,796	438,531
Accumulated other comprehensive income (loss)	223	(101)
Distributions in excess of net income	(143,881)	(118,038)
Total stockholders' equity	419,476	435,726
Noncontrolling interests	150,967	161,360
Total equity	570,443	597,086
Total liabilities and equity	$1,485,508	$1,451,303

Quarter Ended June 30, 2017

10

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Operating revenues:
Data center revenue:
Rental revenue	$64,853	$64,251	$52,364	$129,104	$102,735
Power revenue	32,410	30,861	26,401	63,271	51,975
Interconnection revenue	15,325	14,512	12,977	29,837	25,719
Tenant reimbursement and other	2,329	2,276	2,326	4,605	4,156
Total data center revenue	114,917	111,900	94,068	226,817	184,585
Office, light-industrial and other revenue	2,969	3,021	2,022	5,990	3,985
Total operating revenues	117,886	114,921	96,090	232,807	188,570

Operating expenses:
Property operating and maintenance	31,781	29,226	25,576	61,007	50,239
Real estate taxes and insurance	3,824	4,504	3,070	8,328	6,135
Depreciation and amortization	32,207	32,338	26,227	64,545	50,997
Sales and marketing	4,414	4,503	4,501	8,917	8,722
General and administrative	9,508	8,124	8,818	17,632	17,538
Rent	5,931	5,962	5,334	11,893	10,751
Transaction costs	139	—	6	139	9
Total operating expenses	87,804	84,657	73,532	172,461	144,391
Operating income	30,082	30,264	22,558	60,346	44,179
Interest expense	(5,958)	(5,107)	(2,680)	(11,065)	(4,691)
Income before income taxes	24,124	25,157	19,878	49,281	39,488
Income tax benefit (expense)	11	(97)	(43)	(86)	(47)
Net income	24,135	25,060	19,835	49,195	39,441
Net income attributable to noncontrolling interests	6,407	6,684	5,715	13,091	11,976
Net income attributable to CoreSite Realty Corporation	17,728	18,376	14,120	36,104	27,465
Preferred stock dividends	(2,085)	(2,084)	(2,085)	(4,169)	(4,169)
Net income attributable to common shares	$15,643	$16,292	$12,035	$31,935	$23,296

Net income per share attributable to common shares:
Basic	$0.46	$0.49	$0.38	$0.95	$0.75
Diluted	$0.46	$0.48	$0.37	$0.94	$0.74

Weighted average common shares outstanding:
Basic	33,835,727	33,558,787	32,022,845	33,698,022	31,137,769
Diluted	34,053,816	33,981,776	32,435,606	34,009,930	31,554,157

Quarter Ended June 30, 2017

11

Reconciliations of Net Income to FFO, AFFO, EBITDA and Adjusted EBITDA

(in thousands, except per share data)

Reconciliation of Net Income to FFO

	Three Months Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net income	$24,135	$25,060	$19,835	$49,195	$39,441
Real estate depreciation and amortization	30,879	31,029	24,864	61,908	48,249
FFO	$55,014	$56,089	$44,699	$111,103	$87,690
Preferred stock dividends	(2,085)	(2,084)	(2,085)	(4,169)	(4,169)
FFO available to common shareholders and OP unit holders	$52,929	$54,005	$42,614	$106,934	$83,521

Weighted average common shares outstanding - diluted	34,054	33,982	32,436	34,010	31,554
Weighted average OP units outstanding - diluted	13,849	13,851	15,239	13,850	16,047
Total weighted average shares and units outstanding - diluted	47,903	47,833	47,675	47,860	47,601

FFO per common share and OP unit - diluted	$1.10	$1.13	$0.89	$2.23	$1.75

Reconciliation of FFO to AFFO

	Three Months Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
FFO available to common shareholders and unit holders	$52,929	$54,005	$42,614	$106,934	$83,521

Adjustments:
Amortization of deferred financing costs	417	369	311	786	594
Non-cash compensation	2,369	1,802	2,311	4,171	4,404
Non-real estate depreciation	1,328	1,309	1,363	2,637	2,748
Straight-line rent adjustment	(1,391)	(1,566)	(1,002)	(2,957)	(2,596)
Amortization of above and below market leases	(127)	(124)	(143)	(251)	(276)
Recurring capital expenditures(1)	(6,975)	(2,582)	(1,217)	(9,557)	(2,917)
Tenant improvements	(2,198)	(1,848)	(901)	(4,046)	(2,190)
Capitalized leasing costs	(2,847)	(3,071)	(3,037)	(5,918)	(7,408)
AFFO available to common shareholders and OP unit holders	$43,505	$48,294	$40,299	$91,799	$75,880

(1) Recurring capital expenditures for the three and six months ended June 30, 2017, includes $3.0 million of recurring capital expenditures associated with replacing our chiller plant at LA2 that we expect to generate a significant return on investment.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net income	$24,135	$25,060	$19,835	$49,195	$39,441
Adjustments:
Interest expense	5,958	5,107	2,680	11,065	4,691
Income taxes	(11)	97	43	86	47
Depreciation and amortization	32,207	32,338	26,227	64,545	50,997
EBITDA	$62,289	$62,602	$48,785	$124,891	$95,176
Non-cash compensation	2,369	1,802	2,311	4,171	4,404
Transaction costs / litigation	139	—	26	139	29
Adjusted EBITDA	$64,797	$64,404	$51,122	$129,201	$99,609

Quarter Ended June 30, 2017

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Operating Properties

	Data Center Operating NRSF
	Annualized	Stabilized		Pre-Stabilized		Total			Held for
	Rent		Percent		Percent		Percent	NRSF Under	Development
Market/Facilities	($000)(1)	Total	Occupied(2)	Total	Occupied(2)	Total	Occupied(2)	Construction	NRSF	Total NRSF

San Francisco Bay
SV1	$5,793	85,932	77.2%	—	—%	85,932	77.2%	—	—	85,932
SV2	8,591	76,676	93.7	—	—	76,676	93.7	—	—	76,676
Santa Clara campus	59,623	538,615	99.1	76,885	32.7	615,500	90.8	—	—	615,500
San Francisco Bay Total	74,007	701,223	95.8	76,885	32.7	778,108	89.6	—	—	778,108

Los Angeles
One Wilshire campus
LA1*	29,868	139,053	95.1	—	—	139,053	95.1	—	10,352	149,405
LA2	35,372	264,512	91.7	43,345	43.4	307,857	84.9	87,263	29,770	424,890
Los Angeles Total	65,240	403,565	92.9	43,345	43.4	446,910	88.1	87,263	40,122	574,295

Northern Virginia
VA1	28,328	198,632	93.2	—	—	198,632	93.2	3,087	—	201,719
VA2	15,906	115,336	100.0	73,111	30.9	188,447	73.2	—	—	188,447
DC1*	3,275	22,137	80.4	—	—	22,137	80.4	—	—	22,137
DC2*	—	—	—	—	—	—	—	24,563	—	24,563
Reston Campus Expansion(3)	1,136	48,928	100.0	—	—	48,928	100.0	24,922	586,150	660,000
Northern Virginia Total	48,645	385,033	95.4	73,111	30.9	458,144	85.1	52,572	586,150	1,096,866

Chicago
CH1	19,285	178,407	95.9	—	—	178,407	95.9	—	—	178,407

Boston
BO1	17,786	166,026	98.9	14,031	76.7	180,057	97.1	13,735	59,884	253,676

New York
NY1*	5,460	48,404	75.9	—	—	48,404	75.9	—	—	48,404
NY2	12,243	101,742	82.9	—	—	101,742	82.9	—	134,508	236,250
New York Total	17,703	150,146	80.6	—	—	150,146	80.6	—	134,508	284,654

Denver
DE1*	1,453	5,878	98.8	—	—	5,878	98.8	8,276	15,630	29,784
DE2*	529	5,140	100.0	—	—	5,140	100.0	—	—	5,140
Denver Total	1,982	11,018	99.3	—	—	11,018	99.3	8,276	15,630	34,924

Miami
MI1	1,441	30,176	64.8	—	—	30,176	64.8	—	13,154	43,330
Total Data Center Facilities	$246,089	2,025,594	93.8%	207,372	37.3%	2,232,966	88.6%	161,846	849,448	3,244,260

Office & Light-Industrial	7,960	354,721	79.4	—	—	354,721	79.4	—	—	354,721
Reston Office & Light-Industrial(3)	2,107	150,375	100.0	—	—	150,375	100.0	—	(150,375)	—

Total Portfolio	$256,156	2,530,690	92.2%	207,372	37.3%	2,738,062	88.0%	161,846	699,073	3,598,981

* Indicates properties in which we hold a leasehold interest.

(1)

On a gross basis, our total portfolio annualized rent was approximately $262.9 million as of June 30, 2017, which includes $6.7 million in operating expense reimbursements under modified gross and triple-net leases.

(2)

Includes customer leases that have commenced and are occupied as of June 30, 2017. If all leases signed during the current and prior periods had commenced, the percent occupied would have been as follows:

Percent Leased	Stabilized	Pre-Stabilized	Total
Total Data Center Facilities	94.1%	48.0%	89.8%
Total Portfolio	92.6%	48.0%	89.2%

(3)

Based upon our expectations regarding entitlements for the Reston Campus Expansion, we may build approximately 611,000 NRSF of incremental data center capacity across multiple phases. Currently, 150,375 NRSF and 48,928 NRSF is reflected in operating office and light-industrial space and powered shell data center space, respectively.

See Appendix for definitions.

Quarter Ended June 30, 2017

13

Leasing Statistics

Data Center Leasing Activity

			GAAP			GAAP
	Leasing	Number	Annualized		Total	Annualized		Rental		Cash	GAAP
	Activity	of	Rent		Leased	Rent per		Churn		Rent	Rent
	Period	Leases(1)	($000)		NRSF	Leased NRSF		Rate		Growth	Growth

New/expansion leases commenced	YTD 2017	247	$15,701		63,064	$249
	Q2 2017	129	6,580		25,712	256
	Q1 2017	118	9,121		37,352	244
	Q4 2016	153	34,891		189,050	185
	Q3 2016	178	7,493		50,455	148
	Q2 2016	152	8,699		157,642	55	(2)

New/expansion leases signed	YTD 2017	247	$21,619	(3)	98,052	$208	(3)
	Q2 2017	119	11,918	(3)	51,568	208	(3)
	Q1 2017	128	9,701		46,484	209
	Q4 2016	127	7,412		35,037	212
	Q3 2016	162	11,214		59,991	187
	Q2 2016	171	7,656		48,147	159

Renewal leases signed	YTD 2017	350	$26,819		178,205	$150		3.7%		2.2%	6.0%
	Q2 2017	172	12,934		83,097	156		2.6	(4)	2.6	6.5
	Q1 2017	178	13,885		95,108	146		1.1		1.9	5.5
	Q4 2016	173	9,490		51,775	183		1.9		2.9	5.5
	Q3 2016	157	10,872		76,735	142		2.2		4.0	6.8
	Q2 2016	173	8,512		70,028	122		2.1		5.2	9.4

(1)	Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.
(2)	During Q2 2015, we signed a 136,580 NRSF build-to-suit powered shell lease at our SV6 facility which was completed and commenced during Q2 2016.
(3)	GAAP annualized rent includes contractual payments related to reserved dedicated expansion space, which is excluded from the GAAP annualized rent per leased NRSF rate.
(4)

During Q2 2017, $4.1 million in annualized rent associated with a restructured lease at our Santa Clara campus expired resulting in rental churn of 1.7% which does not represent space vacated during the quarter.

New/Expansion Leases Signed by Deployment Size by Period

	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q2 2016
GAAP Annualized Rent ($000)
Leases < 1,000 NRSF	$3,208	$3,292	$2,078	$4,047	$2,957
Leases 1,000-5,000 NRSF	1,667	3,050	3,718	5,093	3,090
Leases <= 5,000 NRSF	$4,875	$6,342	$5,796	$9,140	$6,047
Leases > 5,000 NRSF	7,043	3,359	1,616	2,074	1,609
Total GAAP Annualized Rent	$11,918	$9,701	$7,412	$11,214	$7,656

MRR per Cabinet Equivalent (TKD Same-Store)

Quarter Ended June 30, 2017

14

Leasing Statistics

Lease Distribution (total portfolio, including total data center and office and light-industrial “OLI”)

			Total	Percentage		Percentage
	Number	Percentage	Operating	of Total	Annualized	of Total
	of	of All	NRSF of	Operating	Rent	Annualized
NRSF Under Lease	Leases	Leases	Leases	NRSF	($000)	Rent
Unoccupied data center	—	—%	254,979	9.3%	$—	—%
Unoccupied OLI	—	—	73,180	2.7	—	—
Data center NRSF:
5,000 or less	1,994	91.1	721,345	26.4	122,726	48.0
5,001 - 10,000	34	1.6	225,888	8.2	34,506	13.5
10,001 - 25,000	20	0.9	315,926	11.5	40,227	15.7
Greater than 25,000	5	0.2	231,639	8.5	31,870	12.4
Powered shell	17	0.8	483,189	17.6	16,760	6.5
OLI	119	5.4	431,916	15.8	10,067	3.9
Portfolio Total	2,189	100.0%	2,738,062	100.0%	$256,156	100.0%

Lease Expirations (total portfolio, including total data center and office and light-industrial “OLI”)

		Total						Annualized
	Number	Operating	Percentage		Percentage	Annualized	Annualized	Rent Per
	of	NRSF of	of Total	Annualized	of Total	Rent Per	Rent at	Leased
	Leases	Expiring	Operating	Rent	Annualized	Leased	Expiration	NRSF at
Year of Lease Expiration	Expiring(1)	Leases	NRSF	($000)	Rent	NRSF	($000)(2)	Expiration
Unoccupied data center	—	254,979	9.3%	$—	—%	$—	$—	$—
Unoccupied OLI	—	73,180	2.7	—	—	—	—	—
2017	599	248,573	9.1	39,622	15.4	159	39,341	158
2018	850	431,891	15.8	66,875	26.1	155	68,513	159
2019	356	388,739	14.2	45,523	17.8	117	48,870	126
2020	139	225,250	8.2	27,321	10.7	121	31,534	140
2021	58	88,622	3.2	10,147	4.0	115	15,107	170
2022-Thereafter	68	594,912	21.7	56,601	22.1	95	68,538	115
OLI (3)	119	431,916	15.8	10,067	3.9	23	10,737	25
Portfolio Total / Weighted Average	2,189	2,738,062	100.0%	$256,156	100.0%	$106	$282,640	$117

(1)

Includes leases that upon expiration will automatically be renewed, primarily on a year-to-year basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(2)

Represents the final monthly contractual rent under existing customer leases as of June 30, 2017, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes operating expense reimbursements, power revenue and interconnection revenue. Leases expiring during 2017 include annualized rent of $9.8 million associated with lease terms currently on a month-to-month basis.

(3)	The office and light-industrial leases are scheduled to expire as follows:

	NRSF of	Annualized
	Expiring	Rent
Year	Leases	($000)
2017	10,278	$348
2018	59,960	1,271
2019	44,201	1,018
2020	23,643	587
2021	30,671	919
2022-Thereafter	263,163	5,924
Total OLI	431,916	$10,067

Quarter Ended June 30, 2017

15

Geographic and Vertical Diversification

Geographical Diversification

Percentage of Total Data
Metropolitan Market	Center Annualized Rent
San Francisco Bay	30.1%
Los Angeles	26.5
Northern Virginia	19.8
Chicago	7.8
Boston	7.2
New York	7.2
Denver	0.8
Miami	0.6
Total	100.0%

Vertical Diversification

Percentage of Total Data
Vertical	Center Annualized Rent
Enterprise	49.7%
Networks & Mobility	21.3
Cloud	29.0
Total	100.0%

Quarter Ended June 30, 2017

16

10 Largest Customers

10 Largest Customers (total portfolio, including data center and office and light-industrial)

								Weighted
					Percentage		Percentage	Average
			Number	Total	of Total	Annualized	of Total	Remaining
			of	Occupied	Operating	Rent	Annualized	Lease Term in
	CoreSite Vertical	Customer Industry	Locations	NRSF	NRSF(1)	($000)	Rent(2)	Months(3)
1	Cloud	Public Cloud	5	86,751	3.2%	$16,944	6.6%	105
2	Cloud	Public Cloud	10	285,893	10.4	15,220	5.9	63
3	Enterprise	Travel / Hospitality	3	103,758	3.8	10,411	4.1	24
4	Cloud	Private Cloud	2	95,225	3.5	9,973	3.9	66
5	Enterprise	SI & MSP	3	64,400	2.4	8,587	3.4	26
6	Enterprise	SI & MSP	3	16,480	0.6	5,778	2.3	17
7	Networks and Mobility	Global Carrier	5	27,871	1.0	4,990	1.9	22
8	Enterprise	SI & MSP	2	26,221	1.0	4,480	1.7	28
9	Cloud	Software as a Service	1	31,283	1.1	4,347	1.7	16
10	Enterprise	Digital Content	6	36,593	1.3	4,064	1.6	24
	Total/Weighted Average			774,475	28.3%	$84,794	33.1%	52

(1)	Represents the customer’s total occupied square feet divided by the total operating NRSF in the portfolio as of June 30, 2017.
(2)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of June 30, 2017.
(3)	Weighted average based on percentage of total annualized rent expiring calculated as of June 30, 2017.

Quarter Ended June 30, 2017

17

Capital Expenditures and Completed

Pre-Stabilized Projects

(in thousands, except NRSF and cost per NRSF data)

Capital Expenditures and Repairs and Maintenance

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Data center expansion(1)	$29,966	$22,644	$103,959	$71,415	$100,990
Non-recurring investments(2)	2,724	3,301	1,964	1,430	3,091
Tenant improvements	2,198	1,848	2,314	2,361	901
Recurring capital expenditures(3)	6,975	2,582	2,063	1,101	1,217
Total capital expenditures	$41,863	$30,375	$110,300	$76,307	$106,199

Repairs and maintenance expense(4)	$3,508	$3,109	$3,330	$3,709	$3,042

(1)

Data center expansion capital expenditures include new data center construction, development projects adding capacity to existing data centers and other revenue generating investments. Data center expansion also includes investment of Deferred Expansion Capital. During the three months ended December 31, 2016, we incurred $65.0 million to acquire the Reston Campus Expansion, a 21.75-acre light-industrial / flex office park.

(2)

Non-recurring investments include upgrades to existing data center or office space and company-wide improvements that are ancillary to revenue generation such as internal system development and system-wide security upgrades, which have a future economic benefit.

(3)

Recurring capital expenditures include required equipment upgrades within our operating portfolio, which have a future economic benefit. During the three months ended June 30, 2017, we incurred $3.0 million associated with replacing our chiller plant at LA2 that we expect to generate a significant return on investment.

(4)

Repairs and maintenance expense is classified within property operating and maintenance expense in the consolidated statement of operations. These expenditures represent recurring maintenance contracts and repairs to operating equipment necessary to maintain current operations.

Completed Pre-Stabilized Projects

	Metropolitan				Cost Per	Percent	Percent
Projects/Facilities	Market	Completion	NRSF	Cost(1)	NRSF	Leased(2)	Occupied
BO1	Boston	Q1 2016	14,031	$11,446	$816	79.1%	76.7%
VA2 Phase 3	Northern Virginia	Q1 2016	24,974	12,286	492	80.9	80.9
LA2	Los Angeles	Q2 2016	43,345	15,434	356	43.7	43.4
VA2 Phase 4	Northern Virginia	Q2 2016	48,137	26,995	561	50.1	5.0
SV7(3)	San Francisco Bay	Q4 2016	76,885	58,272	758	32.7	32.7
Total completed pre-stabilized			207,372	$124,433	$600	48.0%	37.3%

(1)

Cost includes capital expenditures related to the specific project / phase and, for NY2 and VA2; also includes allocations of capital expenditures related to land and building shell that were incurred during the first phase of each overall project.

(2)	Includes customer leases that have been signed as of June 30, 2017, but have not commenced. The percent leased is determined based on leased square feet as a proportion of total pre-stabilized NRSF.
(3)

During Q4 2016, we completed development of SV7, which is comprised of three floors totaling 226,911 NRSF. Two of the three floors are 100% leased and occupied and are included in our stabilized operating NRSF in the Operating Properties table and the remaining floor totaling 76,885 NRSF is pre-stabilized as of June 30, 2017.

Quarter Ended June 30, 2017

18

Development Summary

(in thousands, except NRSF and cost per NRSF data)

Data Center Projects Under Construction

				Costs
	Metropolitan	Estimated		Incurred to-	Estimated		Percent
Projects/Facilities	Market	Completion	NRSF	Date	Total	Per NRSF	Leased

TKD
DE1(1)	Denver	Q3 2017	8,276	$9,469	$12,500	$1,510	35.2%
VA1	Northern Virginia	Q3 2017	3,087	52	1,700	551	—
BO1	Boston	Q4 2017	13,735	2,563	7,800	568	—
VA3 Phase 1A	Northern Virginia	Q4 2017	24,922	5,947	22,300	895	—
DC2	Northern Virginia	Q1 2018	24,563	1,788	17,400	708	—
LA2(1)	Los Angeles	Q1 2018	47,338	11,309	45,200	955	62.3
LA2	Los Angeles	Q1 2018	39,925	148	15,000	376	—
Total TKD			161,846	$31,276	$121,900		20.0%

Deferred expansion capital			—	22,836	30,300

Total			161,846	$54,112	$152,200

(1)	Includes a portion of the cost of infrastructure to support later phases of the development.

Held for Development

			Estimated	Estimated	Estimated
	Metropolitan	Estimated	Incremental	Power	Incremental
Project / Building	Market	NRSF	Costs	(Megawatts)	Cost per MW
New construction
Reston Campus Expansion(1)	Northern Virginia
VA3 Phase 1B		58,000	$80,000 - 90,000	5.0 - 7.0
VA3 Phase 1C		58,000	30,000 - 40,000	5.0 - 7.0
Future Phases		470,150	320,000 - 400,000	45.0 - 51.0
Total Reston Campus Expansion		586,150	$430,000 - 530,000	55.0 - 65.0	$7,818 - 8,154

Incremental capacity in existing core and shell buildings(2)
LA1	Los Angeles	10,352	$1,250	0.5	$2,500
LA2	Los Angeles	29,770	10,000	3.0	3,333
BO1	Boston	59,884	32,200	4.5	7,156
NY2 Phases 3-4	New York	87,297	57,000	8.5	6,706
NY2 Phase 5	New York	47,211	35,000	5.0	7,000
MI1	Miami	13,154	7,500	1.0	7,500
DE1	Denver	15,630	8,000	1.5	5,333
Total incremental capacity		263,298	$150,950	24.0	$6,290

Deferred expansion capital		—	20,000 - 30,000

Total(3)		849,448	$600,950 - 710,950

(1)

Based upon our expectations regarding entitlements for the Reston Campus Expansion, we estimate that we can build approximately 611,000 NRSF of incremental data center capacity across multiple phases with new buildings and as existing light-industrial / flex office leases expire and customers vacate. These estimates are subject to change based on current economic conditions and the supply and demand dynamics of the market. Phase 1B includes a centralized infrastructure building in addition to a TKD building.

(2)

Represents incremental data center capacity that may be constructed within existing facilities when the core and shell building have been developed and a portion of the existing space is not yet built out into data center space.

(3)

In addition to new construction and incremental capacity in existing core and shell buildings, we have available acreage of entitled and unentitled land we own adjacent to our existing buildings, in the form of existing parking lots. By utilizing this land, we believe we can build approximately 100,000 NRSF and 180,000 NRSF buildings on our available acreage in New York and Los Angeles, respectively, upon receipt of necessary entitlements. On June 16, 2017, we submitted an application for the entitlement of approximately 180,000 NRSF in Los Angeles, which we refer to as LA3. Additionally, on April 24, 2017, we signed a contract to acquire a 2-acre land parcel immediately adjacent to our Santa Clara campus, which we refer to as SV8. We estimate that we can build approximately 160,000 NRSF of new data center capacity at SV8 and anticipate closing on the land in the third quarter of 2017, subject to customary due diligence.

Quarter Ended June 30, 2017

19

Market Capitalization and Debt Summary

(in thousands, except per share data)

Market Capitalization

	Shares or	Market Price /
	Equivalents	Liquidation Value as of	Market Value
	Outstanding	June 30, 2017	Equivalents
Common shares	34,228	$103.53	$3,543,619
Operating partnership units	13,845	103.53	1,433,336
Liquidation value of preferred stock	4,600	25.00	115,000
Total equity			5,091,955
Total principal debt outstanding			775,000
Total enterprise value			$5,866,955

Net principal debt to enterprise value			12.8%
Net principal debt and preferred stock to enterprise value			14.8%

Debt Summary(1)

			Maturity	Outstanding as of:
		Maturity	Date with	June 30,	December 31,
Instrument	Rate	Date	Extension	2017	2016
Revolving credit facility (2)	2.77%	6/24/2019	6/24/2020	$—	$194,000
2020 Senior unsecured term loan (3)	2.83	6/24/2020	6/24/2020	150,000	150,000
2021 Senior unsecured term loan (2)	2.72	2/2/2021	2/2/2021	100,000	100,000
2022 Senior unsecured term loan (4)	2.79	4/19/2022	4/19/2022	200,000	100,000
2023 Senior unsecured notes	4.19	6/15/2023	6/15/2023	150,000	150,000
2024 Senior unsecured notes	3.91	4/20/2024	4/20/2024	175,000	—
Total principal debt outstanding				775,000	694,000
Unamortized deferred financing costs				(5,497)	(3,550)
Total debt				$769,503	$690,450
Weighted average interest rate	3.31%

Preferred stock (callable on or after December 12, 2017)	7.25%	N/A	N/A	$115,000	$115,000
Total debt and preferred stock				$884,503	$805,450

Floating rate vs. fixed rate debt				42% / 58%	53% / 47%
Floating rate vs. fixed rate debt and preferred stock				37% / 63%	46% / 54%

(1)	See the filed Form 10-K and 10-Q for information on specific debt instruments.
(2)	The revolving credit facility and 2021 senior unsecured term loan interest rates are based on 1-month LIBOR at June 30, 2017, plus applicable spread.
(3)

Represents the effective interest rate as a result of the interest rate swap associated with $75 million in 1-month LIBOR variable rate debt and $75 million unhedged debt based on 1-month LIBOR plus applicable spread.

(4)

Represents the effective interest rate as a result of the interest rate swap associated with $50 million in 1-month LIBOR variable rate debt and $150 million unhedged debt based on 1-month LIBOR plus applicable spread.

Debt Maturities

Quarter Ended June 30, 2017

20

Interest Summary and Debt Covenants

(in thousands)

Interest Expense Components

	Three Months Ended			Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Interest expense and fees	$6,374	$5,298	$3,245	$11,672	$6,058
Amortization of deferred financing costs	417	369	311	786	594
Capitalized interest	(833)	(560)	(876)	(1,393)	(1,961)
Total interest expense	$5,958	$5,107	$2,680	$11,065	$4,691

Percent capitalized	12.3%	9.9%	24.6%	11.2%	29.5%

Debt Covenants

	Revolving Credit Facility and Senior Unsecured Term Loans and Notes
	Required Compliance	June 30, 2017		March 31, 2017		December 31, 2016		September 30, 2016		June 30, 2016

Fixed charge coverage ratio	Greater than 1.70x	7.6	x	8.6	x	8.0	x	8.1	x	9.7	x
Total indebtedness to gross asset value	Less than 60%	23.6%		22.4%		23.3%		20.7%		18.2%
Secured debt to gross asset value	Less than 40%	—%		—%		—%		—%		—%
Unhedged variable rate debt to gross asset value	Less than 30%	9.8%		12.2%		12.3%		9.3%		6.3%

Revolving credit facility availability		$350,000		$350,000		$350,000		$350,000		$350,000
Borrowings outstanding		—		(223,000)		(194,000)		(94,750)		—
Outstanding letters of credit		(4,480)		(4,480)		(4,480)		(4,480)		(4,480)
Current availability		$345,520		$122,520		$151,520		$250,770		$345,520

Quarter Ended June 30, 2017

21

Components of Net Asset Value (NAV)

(in thousands)

Cash Net Operating Income

Reconciliation of Net Operating Income (NOI)	Q2 2017	Annualized
Operating Income	$30,082	$120,328
Adjustments:
Depreciation and amortization	32,207	128,828
General and administrative (includes litigation expenses)	9,508	38,032
Transaction costs	139	556
Net Operating Income	$71,936	$287,744

Cash Net Operating Income (Cash NOI)
Net Operating Income	$71,936	$287,744
Adjustments:
Straight-line rent	(1,391)	(5,564)
Amortization of above and below-market leases	(127)	(508)
Cash NOI	$70,418	$281,672

Cash NOI with backlog (89.2% leased)(1)	$73,406	$293,624
Cash stabilized NOI (93% leased)	$76,533	$306,132

Development Projects

Data Center Projects Under Construction
TKD construction in progress(2)	$31,276
Remaining spend(2)	90,624
Total	$121,900

Targeted annual yields	12 - 16%
Annualized pro forma NOI range	$14,600 - 19,500

Deferred Expansion Capital in progress	$22,836
Remaining spend(3)	7,464
Total	$30,300

Other Assets and Liabilities

Other Assets
Remaining construction in progress(4)	$74,311
Cash and cash equivalents	22,334
Accounts and other receivables	21,558
Other tangible assets	31,067
Total other assets	$149,270

Liabilities
Principal debt	$775,000
Accounts payable, accrued and other liabilities	86,098
Accrued dividends and distributions	46,180
Preferred stock	115,000
Total liabilities	$1,022,278

Weighted average common shares and units - diluted	47,903

(1)	Cash NOI with backlog is adjusted to include one quarter of the cash backlog as of June 30, 2017, less any leasing of currently occupied NRSF and data center projects under development.
(2)	Does not include spend associated with leasing commissions. See page 19 for further breakdown of data center projects under construction.
(3)	Does not include spend associated with future Deferred Expansion Capital.
(4)

Represents the book value of in-progress capital projects, including land and shell building, of future data center expansion, non-recurring investments, tenant improvements and recurring capital expenditures.

Quarter Ended June 30, 2017

22

2017 Guidance

(in thousands, except per share amounts)

The annual guidance provided below represents forward-looking projections, which are based on current economic conditions, internal assumptions about our existing customer base and the supply and demand dynamics of the markets in which we operate. Please refer to the press release for additional information on forward-looking statements.

Projected per share and OP unit information:		2017			Implied
	Low	High	Mid	2016	Growth(1)
Net income attributable to common shares	$1.78	$1.86	$1.82	$1.54	18.2%
Real estate depreciation and amortization	2.61	2.61	2.61	2.17
FFO	$4.39	$4.47	$4.43	$3.71	19.4%

Projected operating results:
Total operating revenues	$473,500	$483,500	$478,500	$400,352	19.5%
General and administrative expenses	35,000	37,000	36,000	35,369	1.8%
Adjusted EBITDA	257,500	262,500	260,000	212,348	22.4%

Guidance drivers:
Annual rental churn rate	6.0%	8.0%	7.0%	7.8%
Cash rent growth on data center renewals	2.0%	4.0%	3.0%	3.9%

Capital expenditures:
Data center expansion	$211,000	$239,000	$225,000	$340,452
Non-recurring investments	14,000	18,000	16,000	10,250
Tenant improvements	4,000	8,000	6,000	6,865
Recurring capital expenditures	21,000	25,000	23,000	6,081
Total capital expenditures	$250,000	$290,000	$270,000	$363,648

(1)	Implied growth is based on the midpoint of 2017 guidance.

The following assumptions are included in CoreSite’s 2017 guidance:

1.	Interconnection revenue growth – CoreSite expects the 2017 growth rate to be between 13% and 16%, which, at the lower end, is generally in line with overall projected volume growth.
2.

Adjusted EBITDA margin – CoreSite’s guidance for adjusted EBITDA implies adjusted EBITDA margin of approximately 54.3% based on the midpoint of guidance, and revenue flow-through to adjusted EBITDA of approximately 61%.

3.

GAAP backlog – CoreSite’s projected annualized GAAP rent from signed but not yet commenced leases was $11.6 million as of June 30, 2017. CoreSite expects approximately 40% of the GAAP backlog to commence during the second half of 2017 with the remainder expected to commence in the first quarter of 2018.

4.

Capitalized interest – CoreSite expects the percentage of interest capitalized in 2017 to be in the range of 10%-15%, reflecting the lower level of development relative to increases in interest expense.

5.

Cash rent growth – CoreSite expects cash rent growth to be modestly weighted toward the second half of the year, due to expected renewals of strategic deployments resulting in lower mark-to-market rent increases in the first half of the year.

6.	Commencements – CoreSite expects lease commencements of approximately $30 million in annualized GAAP rent in 2017.

Quarter Ended June 30, 2017

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Appendix

Definitions

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other Real Estate Investment Trusts (“REITs”) and therefore may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, cash flows from operating, investing or financing activities as measures of profitability and/or liquidity, computed in accordance with GAAP.

Adjusted Funds From Operations “AFFO” is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities.  We use AFFO as a basis to address our ability to fund our dividend payments. AFFO is calculated by adding to or subtracting from FFO:

1.	Plus: Amortization of deferred financing costs
2.	Plus: Non-cash compensation
3.	Plus: Non-real estate depreciation
4.	Plus: Impairment charges
5.	Plus: Below market debt amortization
6.	Less: Straight line rents adjustment
7.	Less: Amortization of above and below market leases
8.	Less: Recurring capital expenditures
9.	Less: Tenant improvements
10.	Less: Capitalized leasing costs

Capitalized leasing costs consist of commissions payable to third parties, including brokers, leasing agents, referral agents, and internal sales commissions payable to employees. Capitalized leasing costs are accrued and deducted from AFFO generally in the period the lease is executed. Leasing costs are generally paid a) to third party brokers and internal sales employees 50% at customer lease signing and 50% at lease commencement and b) to referral and leasing agents monthly over the lease term as and to the extent we receive payment from the end customer.

AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting for the effect of certain items noted above included in FFO. Other REITs widely report AFFO, however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Annualized Rent

Monthly contractual rent under existing commenced customer leases as of quarter-end, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement.

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Appendix

Data Center Leasing Metrics

•

Rental Churn Rate – represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the annualized rent of data center expired leases terminated in the period, compared with total data center annualized rent at the beginning of the period.

•

Cash and GAAP Rent Growth – represents the increase in rental rates on renewed data center leases signed during the period, as compared with the previous rental rates for the same space. Cash and GAAP rent growth are calculated based on annualized rent from the renewed data center lease compared to annualized rent from the expired data center lease.

Data Center Net Rentable Square Feet (“NRSF”)

Both occupied and available data center NRSF includes a factor based on management’s estimate of space to account for a customer’s proportionate share of required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas, which may be updated on a periodic basis to reflect the most current build-out of our properties.

Deferred Expansion Capital

As we construct data center capacity, we work to optimize both the amount of the capital we deploy on power and cooling infrastructure and the timing of that capital deployment; as such, we generally construct our power and cooling infrastructure supporting our data center NRSF based on our estimate of customer utilization. This practice can result in our investment at a later time in Deferred Expansion Capital. We define Deferred Expansion Capital as our estimate of the incremental capital we may invest in the future to add power or cooling infrastructure to support existing or anticipated future customer utilization of NRSF within our operating data centers. From time to time, we may revise our estimate of Deferred Expansion Capital as well as the potential time period during which we may invest it. See the Data Center Projects Under Construction and Held for Development tables for more detail.

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA –

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We calculate adjusted EBITDA by adding our non-cash compensation expense, transaction costs from unsuccessful deals and business combinations and litigation expense to EBITDA as well as adjusting for the impact of impairment charges, gains or losses from sales of property and undepreciated land and gains or losses on early extinguishment of debt. Management uses EBITDA and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDA and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utilization as a cash flow measurement is limited.

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Appendix

Funds From Operations (“FFO”)  is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance and liquidity. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. FFO attributable to common shares and units represents FFO less preferred stock dividends declared during the period.

Our management uses FFO as a supplemental performance measure because, by excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We offer this measure because we recognize that investors use FFO as a basis to compare our operating performance with that of other REITs. However, the utility of FFO as a measure of our performance is limited because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income.

Monthly Recurring Revenue per Cabinet Equivalent

Represents the turn-key monthly recurring colocation revenue (“MRR”) per cabinet equivalent billed. We define MRR as recurring contractual revenue under existing commenced customer leases.  MRR per cabinet equivalent is calculated as (current quarter MRR/3) divided by ((quarter-end cabinet equivalents billed plus prior quarter-end cabinet equivalents billed)/2). Cabinet equivalents are calculated as cage-usable square feet (turn-key leased NRSF/NRSF factor) divided by 25.

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Appendix

Net Operating Income (“NOI”) and Cash NOI – NOI, and cash NOI are supplemental measures for the operating performance of the company’s portfolio. NOI is operating revenues less operating expenses adjusted for items such as depreciation and amortization, general and administrative expenses, transaction costs from unsuccessful deals and business combinations and litigation expenses. Cash NOI is NOI less straight-line rents and above and below market rent amortization.

NRSF Held for Development

Represents incremental data center capacity that may be constructed in existing facilities that requires significant capital investment in order to develop new data center facilities. The data represents management's best estimate of incremental costs based on estimated NRSF and power design and are subject to market conditions and build-out specifications and may vary.

NRSF Under Construction

Represents NRSF for which substantial activities are ongoing to prepare the property for its intended use following development. The NRSF reflects management’s estimate of engineering drawings and required support space and is subject to change based on final demising of space. TKD estimated development costs include two components: 1) general construction to ready the NRSF as data center space and 2) power, cooling and other infrastructure to provide the designed amount of power capacity for the project. Following development completion, incremental capital, referred to as Deferred Expansion Capital, may be invested to support existing or anticipated future customer utilization of NRSF within our operating data centers.

Turn-Key Same-Store

Includes turn-key data center space that was leased or available to be leased to our colocation customers as of December 31, 2015, at each of our properties, and excludes powered shell data center space, office and light-industrial space and space for which development was completed and became available to be leased after December 31, 2015. The turn-key same-store space as of December 31, 2015, is 1,360,068 NRSF.  We track same-store on a computer room basis within each data center facility.

Stabilized and Pre-Stabilized NRSF

Data center projects and facilities that recently have been developed and are in the initial lease-up phase are classified as pre-stabilized NRSF until they reach 85% occupancy or have been in service for 24 months. Pre-stabilized projects and facilities become stabilized operating properties at the earlier of achievement of 85% occupancy or 24 months after development completion and are included in the stabilized operating NRSF.

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